UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       May 15, 2002
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure

     On May 15, 2002, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Outlines Future Growth Strategies; Long-term EPS Growth of 14-17 Percent Expected. Development
Potential of Applebee's Concept Increased to at Least 2,300 Domestic Restaurants." The press release is included below.



                                                           FOR IMMEDIATE RELEASE

Contact:  Carol DiRaimo,
          Director of Investor Relations
          (913) 967-4109


           Applebee's International Outlines Future Growth Strategies;
                 Long-term EPS Growth of 14-17 Percent Expected

                   Development Potential of Applebee's Concept
                Increased to at Least 2,300 Domestic Restaurants


Overland Park, Kan., May 15, 2002 -- At a company-sponsored investor conference held in New York City today, Applebee's International, Inc. (Nasdaq:APPB) reviewed its future growth strategies with analysts, investors and members of the press. Lloyd Hill, chairman and chief executive officer, and members of the Applebee's executive team presented topics ranging from the increased domestic potential of the Applebee's system to its long-term growth and earnings outlook.

Mr. Hill said, "A year ago, we embarked upon a strategic assessment of the Applebee's brand, designed to realize the full potential of the concept. This strategic assessment was focused primarily on improving capacity utilization, identifying sales-building opportunities and expanding distribution of the concept. As the largest casual dining concept in the world, we know that a unique opportunity exists to leverage our brand, system size and scale to optimize future growth."

George Shadid, chief operating officer, reviewed Applebee's development and operating strategies. Mr. Shadid said, "As a result of the strategic work we have done over the past year and our continued success in penetrating markets of various sizes, we now believe the ultimate domestic potential of the Applebee's system to be at least 2,300 units." Mr. Shadid also discussed the system-wide introduction of the first phase of the company's new "To Go" initiative. This initiative will be implemented in the next 90 days and leverages the neighborhood and convenience positioning of Applebee's at over 1,400 locations.

                                    - more -

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


May 15, 2002
Page 2


Steve Lumpkin, chief financial officer, discussed the use of the company's strong balance sheet and substantial free cash flow for future franchise acquisitions and stock repurchases. Expanding on these matters, Mr. Lumpkin stated, "As an initial step in our franchise acquisition strategy, we expect to acquire at least one franchise territory before the end of the year. In addition, we are announcing today the availability of an additional $75 million to repurchase shares of our stock, subject to market conditions."

Mr. Hill summarized the future outlook for the company. "We are focused on optimizing the sales and returns of our existing restaurants by intensifying our food and menu, operating and marketing strategies. The strategies we outlined today will provide us with a solid foundation for continued growth. We expect annual earnings per share growth of 14 to 17 percent over the next three to five years beginning next year. We are also committed to maintaining our return on equity, which is already one of the highest in the industry, of at least 20 percent. These strategies will allow us to capitalize on our dominant market position with over 1,400 restaurants, system-wide sales of over $3 billion, and an unprecedented 10 consecutive years of over 100 new restaurant openings in 2002."

As part of the strategic assessment project completed last year, the company briefly highlighted its views on the role of future growth vehicles. Mr. Hill added, "In a disciplined fashion we also examined several different ways we can grow in the future beyond the core Applebee's business. At some point, we expect part of our future growth to come as the result of capitalizing on new ways to extend the Applebee's brand as well as the acquisition of another concept."

Mr. Hill concluded, "Although we do not need brand extension or another concept to meet our growth targets over the next three to five years, we will be both opportunistic and selective about making an acquisition. However, the pursuit of a second concept will not be at the expense of maximizing the core value of Applebee's. We do not anticipate making any announcement in the next year about a new concept. After that time, we may choose to more aggressively seek out a second concept as opportunities are presented."

BUSINESS OUTLOOK

Consistent with the company's previous guidance, earnings per share for fiscal year 2002 are expected to be in the range of $2.11 to $2.15 (not adjusted for the stock split announced on May 9, 2002).


                                    - more -

May 15, 2002
Page 3


The company also provided guidance as to its future growth for the next three to five years beginning in fiscal year 2003.

  o  Approximately 100 new Applebee's restaurants are expected to open annually.

  o System-wide comparable sales are expected to increase annually by at least 3 percent.

  o Overall restaurant margins before pre-opening expense are expected to increase slightly in 2003 from current levels as a result of higher sales volumes.

  o General and administrative expenses, as a percentage of operating revenues, are expected to continue in the mid-9 percent range, excluding the impact of any franchise acquisitions.

  o Earnings per share for the next three to five years are expected to increase annually by 14 to 17 percent.

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,413 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

The statements contained in this release are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the continued growth of its franchisees and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2002. The company disclaims any obligation to update these forward-looking statements.

                                      # # #


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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             APPLEBEE'S INTERNATIONAL, INC.
                                             (Registrant)


Date:    May 15, 2002                       By:/s/ Steven K. Lumpkin
         ---------------------                 ----------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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